Exhibit 99.1

Disc Medicine Reports First Quarter 2024 Financial Results and Provides Business Update

•	Presented top-line results from AURORA, the placebo-controlled phase 2 study of bitopertin in erythropoietic porphyrias (EPP), in April 2024

•	On track to deliver additional analyses from BEACON and AURORA in Q2 2024

•

Plan to present updated data from the phase 1b/2 study of DISC-0974 in anemia of myelofibrosis (MF), as well as initial single-ascending dose (SAD) data from the phase 1 study of DISC-3405 in healthy volunteers in Q2 2024

•	Continue to be well-capitalized, ending Q1 2024 with $343M in cash and cash equivalents, which provides runway well into 2026

WATERTOWN, Mass. (May 9, 2024) – Disc Medicine, Inc. (NASDAQ:IRON), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, today reported financial results for the first quarter ended March 31, 2024.

“The topline data from AURORA, presented in April, strengthened our belief that bitopertin is active. These data confirmed that bitopertin significantly reduced toxic PPIX in EPP patients and led to reduced phototoxic pain reactions and improved quality of life. We look forward to building upon this and sharing additional data from the AURORA and BEACON studies in June as we move towards regulatory interactions in the second half of the year,” said John Quisel, J.D., Ph.D., President and Chief Executive Officer of Disc. “We also look forward to our additional readouts of updated data for DISC-0974 in anemia of myelofibrosis and initial data on DISC-3405 in healthy volunteers, both in June.”

Recent Business Highlights and Upcoming Milestones:

Bitopertin: GlyT1 Inhibitor (Heme Synthesis Modulator)

•	Presented results from the phase 2 AURORA trial in April 2024, showing:

•	Significant, dose-dependent, and sustained reductions in whole blood protoporphyrin IX (PPIX) levels

•

Improvement on measures of light tolerance, including the precedented regulatory endpoint of cumulative time in light on days without pain, but did not meet statistical significance due to a benefit in the placebo arm that was greater than expected

•	Dose-dependent reductions in phototoxic reactions with pain, reaching statistical significance for the 60 mg group

•	Dose-dependent improvements in the Patient Global Impression of Change, with statistical significance at the 60 mg dose group compared to placebo

•	Bitopertin was generally well-tolerated with stable hemoglobin at both dose levels

•	Additional analyses from the AURORA and BEACON trials to be presented in Q2 2024

•	Regulatory interactions to define optimal registrational endpoints moving forward in EPP expected to occur in the second half of 2024

•	Received FDA Rare Pediatric Disease Designation (RPD) in May 2024 for the treatment of EPP

DISC-0974: Anti-Hemojuvelin Antibody (Hepcidin Suppression)

•

Updated phase 1b/2 data from DISC-0974 in anemia in MF patients will be presented in Q2 2024, including safety and changes in hepcidin, iron, and hemoglobin levels for additional patients, as well as longer follow-up for patients included in the data set presented at the 2023 American Society of Hematology Annual Meeting

•	Updated phase 1b/2 data from DISC-0974 in anemia in non-dialysis-dependent chronic kidney disease (NDD-CKD) is expected to be shared in the second half of 2024

DISC-3405: Anti-TMPRSS6 Antibody (Hepcidin Induction)

•	Initial pharmacokinetic and pharmacodynamic data from SAD cohorts expected to be presented in Q2 2024

First Quarter 2024 Financial Results:

•	Cash Position: Cash and cash equivalents were $342.6 million as of March 31, 2024, which are expected to fund our operational plans well into 2026.

•

Research and Development Expenses: R&D expenses were $23.7 million for the quarter ended March 31, 2024, as compared to $20.2 million for the quarter ended March 31, 2023. The increase in R&D expenses were primarily driven by the progression of Disc’s portfolio, including bitopertin’s ongoing two phase 2 clinical studies and drug manufacturing, and increased headcount.

•

General and Administrative Expenses: G&A expenses were $7.8 million for the quarter ended March 31, 2024, as compared to $4.9 million for the quarter ended March 31, 2023. The increase in G&A expenses was primarily due to increased headcount.

•	Net Loss: Net loss was $26.9 million for the quarter ended March 31, 2024, as compared to $22.8 million for the quarter ended March 31, 2023.

About Disc Medicine

Disc Medicine (NASDAQ:IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis. For more information, please visit www.discmedicine.com.

Available Information

Disc announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (SEC), press releases, public conference calls, webcasts and the investor relations section of the Company website at ir.discmedicine.com in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Disc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding Disc’s expectations with respect to its AURORA phase 2 and BEACON phase 2 clinical studies of bitopertin and the results thereof, its phase 1b/2 clinical studies of DISC-0974 in patients with MF and NDD-CKD patients with anemia, its initial SAD data in its phase 1 clinical study of DISC-3405 in healthy volunteers;

projected timelines for the initiation and completion of its clinical trials, anticipated timing of release of data, and other clinical activities; Disc’s business plans, objectives and expected contributions of management; and Disc’s beliefs about operating expenses and that it will have capital to fund Disc well into 2026. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc’s current beliefs, expectations and assumptions regarding the future of Disc’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the adequacy of Disc’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of Disc; the difficulty in predicting the time and cost of development of Disc’s product candidates; Disc’s plans to research, develop and commercialize its current and future product candidates; that enrollment timelines of both the BEACON and AURORA studies may not necessarily be predictive of future enrollment timelines; the timing of initiation of Disc’s planned clinical trials; the timing of the availability of data from Disc’s clinical trials; Disc’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; the timing and anticipated results of Disc’s preclinical studies and clinical trials and the risk that the results of Disc’s clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report for the quarter ended March 31, 2024, and other documents filed by Disc from time to time with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Disc’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. None of Disc, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

DISC MEDICINE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$23,704	$20,180
General and administrative	7,758	4,945

Total operating expenses	31,462	25,125

Loss from operations	(31,462)	(25,125)
Other income (expense), net	4,518	2,367
Income tax expense	(5)	(23)

Net loss	$(26,949)	$(22,781)

Weighted-average common shares outstanding-basic and diluted	24,809,869	18,954,914

Net loss per share-basic and diluted	$(1.09)	$(1.20)

DISC MEDICINE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2024	2023
Assets

Cash and cash equivalents	$342,615	$360,382
Other current assets	9,333	5,280

Total current assets	351,948	365,662
Non-current assets	2,234	2,334

Total assets	$354,182	$367,996

Liabilities and Stockholders’ Equity

Current liabilities	$14,852	$21,439
Non-current liabilities	1,259	1,436

Total liabilities	16,111	22,875
Total stockholders’ equity	338,071	345,121

Total liabilities and stockholders’ equity	$354,182	$367,996

Media Contact

Peg Rusconi

Verge Scientific Communications

prusconi@vergescientific.com

Investor Relations Contact

Christina Tartaglia

Stern Investor Relations

christina.tartaglia@sternir.com